                                                                       EXHIBIT 5

                                  [LETTERHEAD]



                                 March 16, 1998


American Residential Investment Trust, Inc.
445 Marine View Avenue, Suite 230
Del Mar, California 92014

                       Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as special Maryland counsel to American Residential Investment Trust, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 870,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company pursuant to a Registration Statement of the Company on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement covers: (i) 315,200 shares of Common Stock that may be issued pursuant to awards granted under the Company's 1997 Stock Incentive Plan (the "Incentive Plan"), (ii) 474,800 shares of Common Stock that may be issued pursuant to awards granted under with the Company's 1997 Stock Option Plan (the "Option Plan"), (iii) 20,000 shares of Common Stock that may be issued in connection with the Company's 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan") and
(iv) 60,000 shares of Common Stock that may be issued pursuant to awards granted under the Company's 1997 Outside Directors Stock Option Plan (the "Outside Directors Plan"). The Incentive Plan, the Option Plan, the Stock Purchase Plan and the Outside Directors Plan are collectively referred to as the "Plans," and the shares of Common Stock to be issued in connection therewith are collectively referred to as the "Shares."

        In our capacity as special Maryland counsel, we have reviewed the following:

(a) The Charter of the Company, as amended to date, certified by an officer of the Company (the "Charter");

(b) A copy of the By-laws of the Company as in effect on the date hereof (the "By-laws");

(c)     The Registration Statement;

(d)     The Plans;

(f)     A specimen certificate evidencing the Shares;

(g) Certified resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement and the Plans;

(h) A good standing certificate for the Company, of recent date, issued by the Maryland State Department of Assessments and Taxation;

(i) An Officer's Certificate of the Company dated as of the date hereof as to certain factual matters (the "Officer's Certificate"); and

(j) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

        In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and that all public records reviewed are accurate and complete. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Officer's Certificate and have not independently verified the matters stated therein.

        We assume also that the issuance, sale and number of Shares to be offered from time to time will be authorized and determined by proper action of the Board of Directors of the Company in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Charter and applicable Maryland law. We further assume that prior to the issuance of any Shares there will exist under the Charter the requisite number of authorized but unissued shares of Common Stock.

        Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that the issuance of the Shares has been duly authorized, and, when issued, delivered and paid for in accordance with the terms and conditions of the Plans, such Shares will be validly issued, fully paid and non-assessable.

        The opinions expressed above are limited to the laws of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement.

                                        Very truly yours,

                                        PIPER & MARBURY L.L.P.